UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2021
Talend S.A.
(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7, rue Salomon de Rothschild
Suresnes,	France	92150
(Address of principal executive offices)		(Zip Code)
+33 (0) 1 46 25 06 00
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*
*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Director Departure

On February 4, 2021, Brian Lillie resigned as a member of the Board of Directors (the "Board") of Talend S.A. (the "Company"). Mr. Lillie's resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Christal Bemont Change of Control and Severance Agreement

On February 4, 2021, Talend, Inc., a wholly-owned subsidiary of the Company, entered into an Amended and Restated Change of Control and Severance Agreement with Christal Bemont, the Company's Chief Executive Officer, effective immediately (the "Agreement").

The Agreement's material terms are consistent with the previously disclosed terms of the Company's form of amended and restated change of control agreement, which was filed as Exhibit 10.24 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2020, except that the Agreement additionally provides that if outside of a Change of Control Period (as such term is defined in the Agreement) Ms. Bemont is terminated without "Cause" (and other than for death or "Disability") (as such terms are defined in the Agreement) or resigns for Good Reason (as such term is defined in the Agreement), then she is eligible to receive, subject to her timely execution and non-revocation of a release of claims, 50% acceleration of vesting of any then-unvested shares subject to then-outstanding equity awards with performance-based vesting requirements, and the performance metrics will be deemed achieved at the greater of actual performance or 100% of target levels.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, the form of which will be filed with the Company's Annual Report on Form 10-K for the most recently completed fiscal year.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2021, the Board approved an update to Article 6 of the Company’s By-laws (statuts), effective immediately, solely to reflect an increase to the Company’s share capital as a result of shares issued upon the exercise of stock options and warrants, and the vesting of restricted stock units.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, the English translation of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-laws (statuts) of Talend S.A. (English Translation)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:	/s/ Aaron Ross
Aaron Ross
General Counsel
Date: February 5, 2021